Exhibit 99.1

Nationwide Flower Delivery Company gets Big Results from Mother’s Day Campaign using Mobiquity Network

NEW YORK, NY May 30, 2013 /PRNewswire/ -- Ace Marketing & Promotions, Inc. (OTCQB: AMKT) is pleased to announce today that a leading National Flower Delivery Company added a new mobile component to their traditional Mother’s Day campaign. The company was able to drive mobile awareness and commerce using rich digital content delivered via Bluetooth and Wi-Fi in select high profile markets. Consumers who chose to opt-in received either digital images or video content, depending upon their location, which allowed the company to evaluate the relative effectiveness of the content.

In addition to rich digital content, the location-based campaigns included either “click to call” or “click to web” functionality for Wi-Fi users, which allowed consumers to engage and transact with the company from their mobile devices with a single click.

“The campaign strategy highlights more of the unique capabilities of our network,” said Mobiquity President, Sean Trepeta, “we were able to deliver unique content and engagements in each location, and track the results of each piece of content. The number of consumer downloads for the campaign surpassed the company’s expectations by approximately 300%. It was a real pleasure working with a client who creatively utilized the flexibility of our platform.”

For more information please visit us at: www.mobiquitynetworks.com

ABOUT “ACE”

Ace Marketing & Promotions, Inc. is a business and technology development company focusing on advanced integrated marketing platforms, mobile marketing, social networks, website development and digital media. The Company’s 3 business divisions are: Ace Marketing (Integrated Marketing Technologies), Venn Media (Integrated Website Development and Social Media Platform) and Mobiquity Networks (Location Based Mobile Marketing Network). For more information you can visit:

www.acemarketing.net	www.appliedmarketingtechnologies.net

www.vennmedia.net	www.mobiquitynetworks.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:
Ace Marketing & Promotions, Inc.
Legend Securities, Inc.
Thomas Wagner
800-385-5790
718-233-2627
E:twagner@legendsecuritiesinc.com